
                                  NSAR ITEM 77O


                            VKAC Corporate Bond Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                  PURCHASED FROM       AMOUNT OF SHARES         % OF        DATE OF
                                                                                       PURCHASED        UNDERWRITING    PURCHASE


         1                    R&B Falcon Corp.                 First Boston           1,000,000           0.091%        04/08/98
         2              Tenet Healthcare Corporation       Donaldson, Lufkin &        6,500,000           0.542%        05/08/98
                                                                 Jenrette
         3                  Owens-Illinois, Inc.           Salomon Smith Barney       1,250,000           0.227%        05/14/98

         4          Tyco International Group, S.A. Notes       J.P. Morgan            6,000,000           0.300%        06/04/98
         5                  Federal Mogul Corp.                First Boston           5,000,000           0.500%        06/25/98
         6                    Raytheon Company                     CSFB               1,750,000            0.23%        10/29/98
            7                     Safeway                     Merrill Lynch           1,500,000            0.11%        11/03/98


Other Firms participating in Underwriting:

UNDERWRITING FOR #1

Credit Suisse First Boston Corporation
Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & co. Incorporated


UNDERWRITING FOR #2

Donaldson, Lufkin & Jenrette
Merrill Lynch & Co.
J.P. Morgan & Co.
Morgan Stanley Dean Witter
Salomon Smith Barney
Deutsche Morgan Grenfell
BancAmerica Robertson Stephens

UNDERWRITING FOR #3

Morgan Stanley Dean Witter
Credit Suisse First Boston
First Chicago Capital Markets, Inc.
Goldman, Sach & Co.
Lehman Brothers


UNDERWRITING FOR #4

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
BT Alex. Brown Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
ABN AMRO Incorporated
Credit Lyonnais Securities (USA) Inc.
First Union Capital Markets Corp.
Scotia Capital Markets (USA) Inc.
Bear, Stearns & Co. Inc.
Citicorp Securities, Inc.
PaineWebber Incorporated
UBS Securities LLC

UNDERWRITING FOR #4 (CON'T)

BancAmerica Robertson Stephens
BNY Capital Markets, Inc.
Commerzbank Capital Markets Corporation


UNDERWRITING FOR #5

Chase Securities Inc.
Bear, Stearns &  Co. Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & co. Incorporated
BNY Capital Markets, Inc.
BancAmerica Robertson Stephens
Credit Lyonnais Securities ( USA) Inc.
First Chicago Capital Markets, Inc.
First Union Capital Markets, a division of Wheat First Securities, Inc. Scotia capital Markets (USA) Inc.